EXHIBIT 99.1
Answers.com Seeing Lower Traffic
NEW YORK, August 2, 2007 /PRNewswire-FirstCall via COMTEX News Network/ —
Answers Corporation (NASDAQ: ANSW) announced today that, due to a search engine algorithmic adjustment by Google, Answers.com has seen a drop in search engine traffic starting last week. As a result, overall traffic is currently down approximately 28% from levels immediately prior to the change.
“We are working diligently to analyze and address the recent algorithm change,” said Bob Rosenschein, CEO. “We will update investors on the financial impact of this development during our upcoming Q2 earnings conference call on August 13.”
“The major search engines modify their algorithms all the time,” added Mr. Rosenschein. “This change only demonstrates the sound business rationale behind our agreement to purchase Dictionary.com, because it underscores a primary motivation for the deal: to secure a steady source of direct traffic and mitigate our current dependence on search engine algorithms. On a pro forma basis, we expect at least 70% of our total traffic to come from people navigating directly to our Web properties or typing the term ‘dictionary’ in a search engine. We remain optimistic and look forward to completing this transformative acquisition. As we work to restore normal traffic levels to Answers.com, we are confident that our efforts will result in a stronger and more valuable company.”
About Answers Corporation
Answers Corporation (NASDAQ: ANSW) operates the award-winning Answers.com™ information portal, delivering comprehensive content on over four million topics spanning health, finance, entertainment, business and more. Content includes over 180 licensed titles from leading publishers such as Houghton Mifflin Company, Barron’s, Encyclopedia Britannica, All Media Guide and others; original articles written by Answers.com’s editorial team; community-contributed articles from Wikipedia; and user-generated questions & answers from Answers.com’s industry-leading WikiAnswers™ (wiki.answers.com). Founded in 1999 by CEO Bob Rosenschein, Answers.com can be launched directly from within Internet Explorer 7, Firefox and Opera browsers, and its service is integrated into sites like Amazon.com’s A9.com, The New York Public Libraries’ homeworkNYC.org, The New York Times, CBSNews.com and others. Answers.com is also available for mobile devices at mobile.answers.com. For investment information, visit ir.answers.com. (answ-f)
Cautionary Statement
Some of the statements included in this press release are forward-looking statements that involve a number of risks and uncertainties, including, but not limited to: statements regarding the proposed acquisition, future market opportunity and future financial performance. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Important factors may cause our actual results to differ materially, including, but not limited to, our inability to complete the acquisition of Lexico Publishing Group, LLC; our inability to realize the intended benefits of the acquisition of Lexico; our inability to successfully integrate the operations of Lexico; our inability to increase the number of persons who use our products; our inability to increase the number of partners who will generate increased traffic to our sites; our failure to improve the monetization of our products; a change in the algorithms and methods used by Google, the provider of a substantial amount of our search engine traffic, and other search engines, to identify Web pages towards which traffic will ultimately be directed or a decision to otherwise restrict the flow of users visiting http://www.answers.com and our other Web properties; a decision by Google, Inc., to discontinue directing user traffic to http://www.answers.com through its definition link; the effects of facing liability for any content displayed on our Web properties; potential claims that we are infringing the intellectual property rights of any third party; and other risk factors identified from time to time in our SEC filings, including, but not limited to, our annual report on Form 10-KSB filed in March 2007. Any forward-looking statements set forth in this press release speak only as of the date of this press release. We do not intend to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof. This press release and prior releases are available at http://www.answers.com. The information in Answers’ Website is not incorporated by reference into this press release and is included as an inactive textual reference only.

Answers Corp. Contacts

Investor Contact:
Bruce D. Smith, CFA
Chief Strategic Officer
bruce@answers.com
+1-646-502-4780

Press Contact:

Alison Minaglia
Technology PR for Answers.com
aminaglia@technologypr.com
+1-203-972-3170 or +1-917-902-3404